Exhibit 23.2

CONSENT OF DANIEL J. FORBUSH, CERTIFIED PUBLIC ACCOUNTANT

         I consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-117306) of SulphCo, Inc. of my report dated May 13, 2002, with respect to the financial statements of SulphCo, Inc. included in this Amendment No. 5 to Annual Report on Form 10-KSB for the period ending December 31, 2003.

Reno, Nevada

January 25, 2005

/s/ Daniel J. Forbush